Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact

Media Contact:

Lars Shaw

Vice President Global Marketing

408-605-3901

lshaw@analogic.com

Investor Contact:

Mark Namaroff

Director of Investor Relations & Corporate Marketing

978-326-4058

investorrelations@analogic.com

Analogic Announces Comprehensive New Global Branding Initiative

Analogic Creates Innovative Technology to Improve the Practice of Medicine and Save Lives

PEABODY, Mass., Nov. 28, 2011 (GLOBE NEWSWIRE) — Analogic Corporation (Nasdaq:ALOG - News), enabling the world’s medical imaging and aviation security technology, announced today the most comprehensive transformation of its corporate brand in its more than 40 year history, along with a rebranding of its products to more accurately reflect the Company’s new vision and mission.

With over 1,500 employees worldwide, including more than 400 engineers and scientists, Analogic is a global leader in medical imaging technology for high-performance computed tomography (CT) subsystems, procedure-driven ultrasound systems and transducers, magnetic resonance imaging (MRI) power subsystems, digital mammography selenium-based detectors, and automated threat detection systems for airports. The new Analogic corporate logo design, along with associated product family brands of BK Medical, Sound Technology, and Copley Controls, employs a common global logo to reflect the products and technologies sold around the world. This new branding and common logo support our transformation to a unified global organization aligned along our three business units of Medical Imaging, Ultrasound, and Security Technology.

“Analogic has a strong heritage, as we have long been recognized as an innovative, technology-driven company based on engineering excellence,” said Jim Green, president and CEO for Analogic. “Over the past four years, our Company has evolved, applying our expertise to the needs of the market and focusing on our mission to create innovative technology to improve the practice of medicine and save lives. As our strategic realignment and new logo demonstrate, we are steadfast in our commitment to innovation and engineering excellence to improve the health and ensure the safety of people around the world.”

The new strategic alignment of Analogic into three pillars-Medical Imaging, Ultrasound, and Security Technology-merges Analogic's businesses into a unified global business with one mission. Looking to the future, the Company will continue to commercialize new breakthroughs in precision imaging; extend its leading ultrasound technology into new adjacent clinical segments; drive new business opportunities in CT; expand imaging content with OEMs; and drive long-term growth in aviation security as its CT-based threat detection products are used in the recapitalization of the U.S. market and as Europe moves to higher detection levels for its airports.

“Analogic has an incredibly bright and promising future,” continued Green. “We intend to leverage our global infrastructure to aggressively drive synergies, and we feel confident that we will meet our commitment of double-digit non-GAAP operating margins and mid to upper single digit revenue growth this fiscal year.”

Analogic will unveil its new branding initiative, as well as showcase its leading CT, MRI, digital mammography, and ultrasound systems, at the Radiological Society of North America (RSNA) 97th Scientific Assembly and Annual Meeting at McCormick Place in Chicago, November 27—December 2, 2011, booth #7124, Hall B, North Building.

About Analogic

Analogic (Nasdaq:ALOG - News) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical branded ultrasound systems, used in procedure-driven markets such as urology, guided surgery, and anesthesia, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and ensuring the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts.

For more information, visit www.analogic.com.

Analogic is a registered trademark of Analogic Corporation.

The globe logo is a trademark of Analogic Corporation.